Exhibit 4.1
Subscription Agreement
Beijing Med-Pharm Corporation
600 W. Germantown Pike
Suite 400
Plymouth Meeting, Pennsylvania 19462
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby confirms and agrees with you as follows:
1.	The subscription terms set forth herein (this “Subscription Agreement”) are made as of the date set forth below between Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), and the Investor.

2.	As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor a 10.0% Senior Secured Promissory Note substantially in the form of Exhibit A hereto in the aggregate principal amount (the “Note”, and, together with other notes of like tenor offered to other investors in connection herewith, the “Notes”) as is set forth on the signature page hereto (the “Signature Page”), together with detachable 18-month Class A warrants substantially in the form of Exhibit B-1 hereto (the “Class A Warrants”) and detachable five-year Class B warrants substantially in the form of Exhibit B-2 hereto, (the “Class B Warrants” and, together with the Class A Warrants, the “Warrants;” and the Warrants, together with the Note, the “Securities”) to purchase in the aggregate 45,112 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for every $1,000,000 in principal amount of Notes issued, which Warrants shall be immediately exercisable. The Investor acknowledges that the offering is not a firm commitment underwriting and that the Closing will not occur unless the Company has received Subscription Agreements for Notes in the aggregate principal amount of at least $15,000,000.

3.	The completion of the purchase and sale of the Securities shall occur at a closing (the “Closing”) which, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is expected to occur on or about November 1, 2007. At the Closing, (a) the Company shall deliver by overnight courier to the Investor the Note and Warrants being purchased by the Investor, (b) pursuant to the terms of the Pledge Agreement (as defined below), the Company will have caused to be delivered the Pledged Stock (as defined below) to the Escrow Agent (as defined below) by overnight courier and (c) the aggregate purchase price for the Securities being purchased by the Investor, less certain fees and expenses to be paid on behalf of the Company and, unless such amounts have already been funded in escrow by the Company, amounts to be held in escrow in respect of future interest payments under the Note, will be delivered by or on behalf of the Investor to the Company.
a.	Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Securities being purchased by the Investor, equal to the sum of the aggregate principal amount of the Notes being purchased plus an amount equal to the number of accompanying Warrants being purchased multiplied by $0.125, to the following account (the “Escrow Account”) designated by the Company and the Philadelphia Brokerage Corporation, as placement agent (the “Placement Agent”) pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of October 29, 2007 by and among the Company, the Placement Agent and Bryn Mawr Trust Company (the “Escrow Agent”):
Bryn Mawr Trust Company
Bryn Mawr PA
ABA# 031908485
Cr A/C #069-6964 Trust Funds
F/C 761141000
N/O Beijing Med Pharm
Attn: Anrita McGinn

Such funds shall be held in the Escrow Account until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the Company closing conditions set forth herein. The Placement Agent shall have no rights in or to any of the escrowed funds, unless the Placement Agent and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee (as defined below). The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent.

b.	Delivery of Notes and Warrants. On the day of the Closing, the Company shall deliver the Notes and the Warrants to the Investor by overnight courier to the address designated by the Investor on the signature page of this Subscription Agreement.
4.	The offering and sale of the Securities are being made pursuant to the Term Sheet (as defined below). The Investor acknowledges that the Company intends to enter into subscriptions, which the Company represents will be in substantially the same form as this Subscription Agreement, with certain other investors and intends to offer and sell (the “Offering”) Notes (with accompanying Warrants) with a minimum aggregate offering price of up to $15,000,000 and a maximum aggregate offering price of up to $23,000,000 pursuant to the Term Sheet. The Company may accept or reject this Subscription Agreement or any one or more other subscriptions with other investors in its sole discretion.

5.	The Company has entered into an engagement letter, dated October 18, 2007, as amended as of October 29, 2007 (the “Engagement Letter”), with Philadelphia Brokerage Corporation (the “Placement Agent”), which will act as the Company’s Placement Agent with respect to the Offering and receive a fee (the “Placement Fee”) in connection with the sale of the Securities equal to four and one-half percent (4.5%) of the aggregate offering price of the Securities, plus the reimbursement of various expenses not to exceed $55,000 in the aggregate.

6.	At the Closing, the Company will enter into a Pledge Agreement substantially in the form of Exhibit D attached hereto (the “Pledge Agreement”) with Les Baledge, as agent for the Investors thereunder (the “Agent”), and all the Investors. Pursuant to the Pledge Agreement, a copy of which is attached hereto as Exhibit C, the Company will pledge as security for its obligations under the Notes 49% of the issued and outstanding shares of capital stock or equity securities of Hong Kong Fly International Health Care Limited, a Hong Kong corporation (the “Pledged Stock”).

7.	The obligations of the Company to complete the transactions contemplated by this Subscription Agreement shall be subject to the satisfaction of the following conditions:
a.	the acceptance by the Company of this Subscription Agreement (as may be indicated by the Company’s execution of the Signature Page hereto);

b.	the receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth on the Signature Page;

c.	the execution and delivery by the Investor of the signature page to the Pledge Agreement; and

d.	the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

8.	The Investor’s obligation to purchase the Securities shall be subject to the satisfaction of the following conditions:
a.	the Placement Agent not having terminated the Engagement Letter;

b.	no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities;

c.	subsequent to June 30, 2007, (i) neither the Company nor any of Beijing Medpharm Co. Ltd., Beijing Wanwei Pharmaceutical Co., Ltd. and Beijing Med-Pharm Hong Kong Company Ltd. (each, a “Subsidiary” and collectively, the “Subsidiaries”) has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company or any Subsidiary (other than upon conversion of convertible indebtedness) or any material adverse change in the business, affairs, operations, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth in the Company’s periodic reports and other information filed with the Securities and Exchange Commission;

d.	each of the representations and warranties of the Company contained in Exhibit D attached hereto shall be true and correct when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with;

e.	the Placement Agent shall have received from Morgan, Lewis & Bockius LLP, counsel to the Company, such counsel’s written opinion addressed to the Placement Agent and the Investor with respect to such matters as is customary in transactions such as the offering and reasonably satisfactory to the Placement Agent;

f.	the Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:
(i)	each of the representations, warranties and agreements of the Company in this Agreement were true and correct in all material respects when originally made and are true and correct in all material respects as of the Closing Date; and the Company has complied in all material respects with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date; and

(ii)	subsequent to June 30, 2007, (A) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, (B) there has been no material change in the financial position or results of operation of the Company, otherwise than as set forth in the Company’s periodic reports and other information filed with the Securities and Exchange Commission;
g.	on the Closing Date, the Company shall have furnished to the Placement Agent a Secretary’s Certificate of the Company;

h.	the Company shall have entered into the Subscription Agreements with the Investor and such other investors purchasing Notes and Warrants in the Offering in an aggregate minimum principal amount of Notes of at least $15,000,000, and such agreements shall be in full force and effect on the Closing Date;

i.	the Company shall have entered into the Escrow Agreement, and such agreement shall be in full force and effect on the Closing Date; and

j.	prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

9.	The Investor hereby makes the following representations, warranties and covenants to the Company:
a.	The Investor represents that (i) it has been provided with a copy of the term sheet with respect to the material terms of the Offering (the “Term Sheet”) and the Company has made available to the Investor the Company’s periodic reports and other information filed with the Securities and Exchange Commission, prior to or in connection with its receipt of this Subscription Agreement, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

b.	The Investor has the requisite power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Subscription Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Subscription Agreement has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

c.	The Investor understands that nothing in this Subscription Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

d.	Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Investor was first contacted by the Placement Agent or the Company with respect to the transactions contemplated hereby. “Short

Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed.

e.	The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not, and it has no direct or indirect affiliation or association with, any NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date the Investor executes this Subscription Agreement, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

f.	The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.
10.	Covenants. The Company covenants and agrees with the Placement Agent as follows:
a.	The Company will promptly take or cause to be taken, from time to time, such actions as the Placement Agent may reasonably request to qualify the Securities for offering and sale under the state securities, or blue sky, laws of such states or other jurisdictions as the Placement Agent may reasonably request and to maintain such qualifications in effect so long as the Placement Agent may request for the distribution of the Securities, provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

b.	The Company will apply the net proceeds from the sale of the Securities in the manner set forth in the Term Sheet under the heading “Use of Proceeds.”

c.	Prior to 9:30 a.m. Philadelphia, Pennsylvania time on the business day immediately subsequent to the Closing Date, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Placement Agent disclosing the closing of the transaction contemplated hereby.
11.	Registration of the Shares; Compliance with the Securities Act.
a.	The Company shall:
(i)	subject to receipt in a timely manner of necessary information from the Investors (after prompt request from the Company to the Investors to provide such information),

including the information required to be provided pursuant to Section 4(q) of this Agreement, prepare and file with the Securities and Exchange Commission (“SEC”), within 120 days after the Closing Date, a registration statement on Form S-3 (the “Registration Statement”) or such other form that is then available to the Company to enable the resale of the Shares by the Investors from time to time in accordance with the plan of distribution to be described therein;

(ii)	subject to receipt of necessary information from the Investors (after prompt request from the Company to the Investors to provide such information), use its reasonable commercial efforts to cause the Registration Statement to become effective as soon as practicable after filing and in any event within ninety (90) days following the initial filing of the Registration Statement;

(iii)	use its reasonable commercial efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period (the “Registration Period”) not exceeding, with respect to the Shares, the earlier of: (i) the date that is two years after the Closing Date; or (ii) such time as all Shares issuable pursuant to the Warrants have been sold pursuant to a registration statement;

(iv)	furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement and prospectuses in conformity with the requirements of the Securities Act (which may be provided electronically) as the Investor may reasonably request in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however; that the obligation of the Company to deliver copies of prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

(v)	bear all expenses in connection with the procedures in paragraph (i) through (iv) of this Section 11 (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees or expenses incurred by the Investor, including attorney fees of the Investor) and the registration of the Shares pursuant to the Registration Statement; and

(vi)	advise the Investor, promptly (which advice may be provided electronically) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, and it will promptly use its reasonable commercial efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as practicable if such stop order should be issued.
b.	The Company understands that the Investor disclaims being an underwriter, but if the SEC deems the Investor to be an underwriter the Company shall not be relieved of any obligations it has hereunder; provided, however, that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC. If required by the rules and regulations promulgated by the SEC, the Company may disclose the names of those Investors that may be deemed underwriters in the Registration Statement.

12.	Transfer of Shares After Registration; Suspension.
a.	The Investor agrees that it will not effect any disposition of the Shares or its right to obtain the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement or as otherwise permitted by law, and in all cases in accordance with the procedures reasonably requested by the Company to ensure compliance with the securities laws, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor.

b.	Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) provide the Investor copies (which may be provided electronically) of any documents filed pursuant to Section 12(b)(i) as the Investor may reasonably request, and (iii) inform the Investor that the Company has complied with its obligations in Section 12(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement that has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable commercial efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor when the amendment has become effective).

c.	Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver (which delivery may occur electronically) a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies (which may be provided electronically) of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable commercial efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable within twenty (20) business days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 12(c).

d.	Provided that a Suspension is not then in effect, the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Shares and otherwise complies with applicable federal and state securities laws in connection with such sale.

e.	In the event of a sale of Shares by the Investor pursuant to the Registration Statement, the Investor shall deliver to the Company’s transfer agent such documentation as reasonably required to effect such transfer.
13.	Indemnification.
a.	For the purpose of this Section 13:
(i)	the term “Selling Stockholder” means the Investor and any affiliate of such Investor;

(ii)	the term “Registration Statement” shall include the prospectus in the form filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to such Registration Statement or prospectus; and

(iii)	the term “Untrue Statement” means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
b.	The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon: (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, or (ii) any Untrue Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in this Subscription Agreement), or the failure of such Selling Stockholder to comply with its covenants and agreements contained in this Agreement. The Company shall reimburse each Selling Stockholder for the indemnifiable amounts provided for herein on demand as such expenses are incurred.

c.	The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any failure by the Investor to comply with the covenants and agreements contained in this Agreement, or (ii) any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in this Subscription

Agreement), and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Investor shall reimburse the Company or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Investor’s aggregate obligation to indemnify the Company and such officers, directors and controlling persons shall be limited to the net amount received by the Investor from the sale of the Shares less the amount of any other claims, damages or liabilities paid by the Investor in connection with such Investor’s sale of the Shares.

d.	Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 13, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 13 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 13. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

e.	If the indemnification provided for in this Section 13 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other Selling Stockholders under such Registration Statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by the Company on the one hand or an Investor or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages that such Subscriber has otherwise been required to pay by reason of such Untrue Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor’s obligations in this subsection to contribute shall be in proportion to its Investor sale of Shares to which such loss relates and shall not be joint with any other Selling Stockholders.

f.	The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 13, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 13 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 13, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 13 and further agree not to attempt to assert any such defense.
14.	Termination of Conditions and Obligations. The conditions precedent imposed by Section 12 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

15.	Legend; Restrictions on Transfer. Until such time as the Registration Statement has been declared effective by the SEC, the certificate or certificates for the Shares and the Warrants and any securities issued in respect of or exchange for the Shares or Warrants) shall be subject to a legend or legends restricting transfer under the Securities Act and referring to restrictions on transfer herein, such legend to be substantially as follows (and any additional legend required under the Securities Act and otherwise):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
The Company and the Investor acknowledge and agree that the Investor may, as permitted by law, from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Shares and Warrants and, if required under the terms of such arrangement, Subscriber may, as permitted by law, transfer pledged or secured Shares and Warrants to the pledgees or secured parties. So long as Subscriber is not an affiliate of the Company, such a pledge or transfer in compliance with all applicable federal and state securities laws would not be subject to approval or consent of the Company, provided that, upon the request of the Company, a legal opinion of legal counsel to the pledgee, secured party or pledgor shall be obtained. At the Investor’s sole expense, so long as the Shares and Warrants are subject to the legend required by this Section 15, the Company will use its reasonable commercial efforts to execute and deliver such reasonable documentation as a pledgee or secured party of Shares and Warrants may reasonably request in connection with a pledge or transfer of the Shares and Warrants including such amendments or supplements to the Registration Statement and prospectus as may be reasonably required. The foregoing does not affect Subscriber’s obligations pursuant to Section 12.

16.	Indemnification of the Company and affiliates. Notwithstanding anything else contained herein to the contrary, the Investor hereby agrees to indemnify the Company, the Placement Agent and their respective employees, agents, affiliates, officers, directors, general partners, and the employees of each of them and to hold each of them harmless from and against any and all liability, damage, cost or expense (including reasonable attorney’s fees and costs of suit) incurred on account of or arising out of:
a.	any inaccuracy or omission in the Investor’s declarations, representations and warranties as set forth herein;

b.	the disposition of the Investor’s Shares and Warrants in a manner contrary to his declarations, representations and warranties as made herein; and

c.	any action, suit or proceeding based upon: (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company, the Placement Agent or their respective affiliates, officers, employees or agents; or (ii) the disposition of any of the Shares and Warrants or any part thereof.
17.	Notwithstanding any investigation made by any party to this Subscription Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

18.	This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

19.	In case any provision contained in this Subscription Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

20.	This Subscription Agreement will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

21.	All statements, requests, notices and agreements hereunder shall be in writing shall be written in the English language and shall be delivered or sent by mail, telex or facsimile transmission, and shall be deemed sent when delivered personally or by facsimile transmission (with receipt acknowledged), one day after delivery to a recognized overnight courier serivce, or three days after deposit in the U.S. mail, certified mail, return receipt requested, as follows:
a.	if to the Placement Agent, to:

Philadelphia Brokerage Corporation 992 Old Eagle School Road Suite 915 Attention: Robert Fisk Facsimile No.: (610) 975-9993

b.	if to the Company, to:

Beijing Med-Pharm Corporation 600 West Germantown Pike Plymouth Meeting, Pennsylvania 19462 Attention: Fred M. Powell Facsimile: (610) 940-1676

c.	If to the Investor, to the address set forth on the signature page hereto.
22.	This Subscription Agreement may be executed in one or more counterparts (delivery of which may be by facsimile or as “pdf” or similar attachments to an electronic transmission), each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

23.	The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Subscription Agreement shall constitute written confirmation of the Company’s sale of Securities to such Investor.

24.	In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Subscription Agreement shall terminate without any further action on the part of the parties hereto.

INVESTOR SIGNATURE PAGE
Aggregate Principal Amount of Notes: $
Number of Warrants being purchased                      x $0.125 = $
Aggregate purchase price for the Securities purchased by the Investor: $
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
Dated as of: October __, 2007

INVESTOR

By:

Print Name:

Title:

Name in which Note and Warrants are to be registered:

Mailing Address:

Address for delivery of Notes and Warrants (if different):

Taxpayer Identification Number:

Manner of Settlement: As described in Section 3 of this Subscription Agreement
Agreed and Accepted this ___ day of                      2007:
BEIJING MED-PHARM CORPORATION

By:

Title:

Acknowledged this ____ day of _______________ 2007:

PHILADELPHIA BROKERAGE CORPORATION

By:

Title:

PURCHASER:	________________________
By:
Name:
Title:

[Pledge Agreement signature page]

Exhibit A
Form of Note
THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AS EVIDENCED BY THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH OFFER OR SALE IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT) AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH NOTE.

No. [ ] Date: ______ ___, 2007	$[ ]
BEIJING MED-PHARM CORPORATION
10.0% SENIOR SECURED PROMISSORY NOTE DUE
___________ __, 2009
     THIS NOTE is one of a series of duly authorized and issued notes of Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), designated as its 10.0% Senior Secured Promissory Notes due ___ ___, 2009, in the aggregate principal amount of up to $23,000,000 (the “Notes”).
     FOR VALUE RECEIVED, the Company promises to pay to the order of [Holder] or its registered assigns (the “Holder”), the principal sum of [___] $(___) (the “Original Principal Amount”), on ___, 2009 (the “Maturity Date”), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. Notwithstanding the foregoing, the Company hereby unconditionally promises to pay to the order of the Holder interest on any principal or interest payable hereunder that shall not be paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).
     Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.
     Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 8or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 8.
     1. Definitions. In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, dated as of ___, 2007, between the Company and the Holder (the “Subscription Agreement”), and (b) the following terms have the meanings indicated:
     “Bankruptcy Event” means that the Company or any Subsidiary shall commence, or there shall be commenced against the Company or any Subsidiary under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary or there is commenced against the Company or any Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Subsidiary makes a general assignment for the benefit of creditors; or the Company or any Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary for the purpose of effecting any of the foregoing.
     “Business Day” means any day except Saturday, Sunday and any day that shall be a federal legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other governmental action to close.
     “Change of Control” means the occurrence of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any current holder of convertible securities of the Company shall not constitute a Change of Control for purposes hereof); (ii) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof); (iii) the merger or consolidation of the Company with or into another entity as a result of which the holders of the voting securities of the Company immediately before such merger or consolidation do not hold fifty percent (50%) or more of the voting securities of the surviving or resulting entity; (iv) the sale of fifty percent (50%) or more of the assets of the Company and its subsidiaries on a consolidated basis; or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).
     “Company Prepayment Price” for any Notes which shall be subject to prepayment pursuant to Section 8(a), shall equal the sum of: (i) if the Company Notice Date is prior to ___, 2008 [six months after the Closing Date], 103%of the then outstanding principal amount of this Note; (ii) if the Company Notice Date is on or after ___, 2008 [six months after the Closing Date] but before ___, 2009 [12 months after the Closing Date], 101% of the then outstanding principal amount of this Note; and (iii) 100% of the principal amount of this Note thereafter, plus all accrued but unpaid interest on the then outstanding principal amount.
     “Majority in Interest” means the holders of greater than fifty percent (50%) of the aggregate principal amount of Notes then outstanding.
     “Subsidiary” means (i) any “significant subsidiary,” as defined in Item 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, of the Company and (ii) Hong Kong Fly International Health Care Limited, a Hong Kong corporation.
     2. Interest. The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Note at the rate of 10.0% per annum, payable semi-annually in arrears on each May 1 and November 1, except if such date is not a Business Day, in which case such interest shall be payable on the next succeeding Business Day (each, an “Interest Payment Date”). The first Interest Payment Date shall be May 1, 2008.
     3. Ranking and Covenants.
     (a) No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Other than indebtedness to any commercial bank or other institutional lender of commercial loans and any renewal, refinancing or replacement thereof, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is not by its terms specifically subordinated in all respects to the Company’s obligations under the Notes, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby).
     (b) So long as any Notes are outstanding, the Company shall maintain in an escrow account established pursuant to the terms of the Escrow Agreement (as defined in the Subscription Agreement) (i) at all times, an amount equal to the interest to be paid with respect to all the Notes then outstanding on the next succeeding Interest Payment Date and (ii) at all times until December 31, 2008, during the period fifteen (15) days prior to the next succeeding Interest Payment Date, an amount equal to the interest to be paid with respect to all the Notes then outstanding on the next two succeeding Interest Payment Dates.
     (c) So long as any Notes are outstanding, the Company shall own, directly or indirectly, at least a 49% equity ownership interest in Sunstone Pharmaceutical Co., Ltd., a Hong Kong corporation.
     (d) So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition.
     4. Registration of Notes. The Company shall register the Notes upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.
     5. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. Notwithstanding anything herein to the contrary, the Company shall not be required at any time to register any transfer to a transferee and any transfer shall be void and of no force or effect unless the Note has been registered under the Securities Act or the Company has received an opinion of counsel reasonably acceptable to it stating that such transfer is exempt from the registration and prospectus delivery requirements of the Securities Act.
     6. Prepayment.
     (a) At any time upon delivery of a written notice to the Holder (a “Company Prepayment Notice” and the date such notice is delivered by the Company, the “Company Notice Date”), the Company shall be entitled to prepay all or any portion of the outstanding principal amount of this Note plus any accrued and unpaid interest thereon for an amount in cash equal to the Company Prepayment Price. Once delivered, the Company shall not be entitled to rescind a Company Prepayment Notice.
     (b) The Company Prepayment Price shall be due on the fifteenth Business Day immediately following the Company Notice Date. If any portion of the Company Prepayment Price shall not be timely paid by the Company, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Company Prepayment Price plus all such interest is paid in full, which payment shall constitute liquidated damages and not a penalty. In addition, if any portion of the Company Prepayment Price remains unpaid after such date, the Holder subject to such prepayment may elect by written notice to the Company to invalidate ab initio such Company Prepayment Notice with respect to the unpaid amount, notwithstanding anything herein contained to the contrary and no interest shall be owed to the Holder in respect thereof. If the Holder makes such an election, the principal amount of this Note, together with the accrued and unpaid interest thereon shall be reinstated with respect to such unpaid amount and the Company shall no longer have any prepayment rights under this Section 6.
     (c) Notwithstanding anything to the contrary herein, the Company may not elect a prepayment pursuant to Section 6(a)(i) unless the Company makes such prepayment election to all of the Holders on a pro rata basis, based on such Holders’ then outstanding principal amount of Notes.
     7. Events of Default.
     (a) “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
          (i) (A) any default in the payment (free of any claim of subordination) of any principal amount of the Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise), (B) any default in the payment (free of any claim of subordination) of interest in respect of any Notes, no later than the third Business Day after such interest become due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise), (C) any default by the Company in the performance of its covenants set forth in paragraphs 3(b) or 3(c) of this Note or (D) any default by the Company in the performance of any of its other covenants and obligations under this Note not listed in clauses (A), (B) or (C) above, which defaults remain uncured fifteen (15) Business Days after the Company receives written notice thereof from the Holder or a representative of the Holder;
          (ii) the Company or any Subsidiary defaults in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $1,000,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or
          (iii) any default by the Company of any of its obligations pursuant to the Pledge Agreement dated as of ___ ___, 2007 by and among the Company, Les Baledge, as Agent thereunder, and the holders of the Notes.
          (iv) the occurrence of a Bankruptcy Event.
     (b) At any time or times that an Event of Default has occurred and is continuing, the full unpaid principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
     (c) Upon the occurrence of any Bankruptcy Event, all amounts pursuant to Section 7(b) shall immediately become due and payable in full in cash, without any further action by the Holder.
     (d) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.
     8. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing in the English language and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 prior to 5:00 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA 19482, facsimile: (610) 940-1676, attention Fred C. Powell, Chief Financial Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Company’s Noteholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 8.
     9. Miscellaneous.
     (a) Binding Nature of Note. This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company shall not be permitted to assign this Note.
     (b) Limitation of Rights. Subject to Section 9(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.
     (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS HAVING JURISDICTION OVER MONTGOMERY COUNTY, PENNSYLVANIA. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION OVER MONTGOMERY COUNTY, PENNSYLVANIA FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS NOTE), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS NOTE AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS NOTE OR ANY TRANSACTION DOCUMENT, THEN THE

PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.
     (d) Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.
     (e) Provisions Severable. In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.
     (f) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note of like tenor representing the outstanding principal.
     (g) Waiver and Amendment. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority in Interest or, or, in the case of a waiver, by the Majority in Interest; provided, that the Maturity Date hereof, the rate of interest payable hereunder, the Interest Payment Dates hereunder, and the currency in which any payments of principal of or interest on this Note shall be paid may not be waived or amended except in a written instrument signed by the Holder hereof. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.
BEIJING MED-PHARM CORPORATION
By
Name:
Title:

Exhibit B-1
Form of Class A Warrant
Beijing med-pharm corporation
Class A warrant for common stock
THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.
Right to purchase ___(___) shares (subject to adjustment) of the common stock, $.001 par value (the “Stock”), of BEIJING MED-PHARM CORPORATION, a Delaware corporation (the “Company”).
The Company hereby certifies that, for value received,
[WARRANT HOLDER]
or registered assigns (the “Holder”) is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of ___ fully paid and nonassessable shares, subject to adjustment as provided below, of the Stock, on the payment therefor of the exercise price which shall be $12.43 per share (subject to adjustment) (the “Per Share Exercise Price”) multiplied by the number of shares of Stock to be issued (the “Exercise Price”), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.
The Warrant represented hereby is delivered pursuant to and is subject to that certain Subscription Agreement accepted by the Company as of ___, 2007 by and between the Company and the Holder (the “Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.
1. EXERCISE OF WARRANT. This Warrant shall be exercisable commencing on the date hereof and shall expire at the times specified herein under the heading “EXPIRATION OF WARRANT” (the “Exercise Period”). Subject to the foregoing restrictions, the Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Notice of Exercise appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.
2. EXPIRATION OF WARRANT. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:
(i) 5:00 p.m., Philadelphia local time, on ___ ___, 2009;
(ii) a Change of Control (as defined below); or
(iii) the forty-fifth (45th) day following the Company’s delivery of notice to the Holder of a Trading Price Termination Event (as defined below).
For purposes hereof, a “Trading Price Termination Event” shall mean at any time that the Company’s Stock is listed for trading on a national securities exchange, including, but not limited to, the NASDAQ

Global Market, or other nationally recognized trading system, or is quoted on the Pink Sheets LLC or similar over-the-counter service, the occurrence of a period of twenty (20) consecutive trading days during which the quoted bid price of the Company’s Common Stock has been greater than a price equal to one hundred seventy-five percent (175%) of the Exercise Price. The Company shall notify the Holder in writing of the occurrence of any Trading Price Termination Event.
In the event of a proposed Change of Control, the Company shall give the Holder ten (10) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by such date, then this Warrant shall terminate. “Change of Control” shall mean:
(i)	the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity; or

(ii)	a sale of all or substantially all of the assets of the Company.
3. DELIVERY OF STOCK CERTIFICATE UPON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company without provisions), but in no event more than three Business Days (as defined below) after such exercise, the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.
4. ADJUSTMENTS.
     a. Dividends. In the event that a dividend shall be declared upon the Stock of the Company payable in shares of Stock, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend, and the Per Share Exercise Price shall be adjusted by multiplying the Per Share Exercise Price by a fraction (i) the numerator of which is the number of shares of Stock issued and outstanding immediately prior to the payment of such stock dividend and (ii) the denominator of which is the number of shares of Stock issued and outstanding immediately after the payment of such stock dividend.
     b. Reorganizations, Consolidations, Mergers. Except as otherwise set forth herein, in the event that the outstanding shares of Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities that would have been substituted therefor if such shares of Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities and the exercise price shall be proportionately adjusted.
     c. Other Changes. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Stock of the Company or of any stock or other securities into which such Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in good faith, that such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes on this Warrant.
     d. Registration Default (i). The Company and the Holder agree that the Holder will suffer damages if the Company fails to fulfill its obligations pursuant to Section 11 of the Agreement and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to provide liquidated damages to the Investor, in the form of an adjustment to the Per Share Exercise Price, under the following circumstances (each such event a “Registration Default”) if the Registration Statement (as defined in the Agreement):
(ii)	is not filed by the Company on or prior to the 120th day after the Closing Date; or

(iii)	is not declared effective by the Securities and Exchange Commission (“SEC”) on or prior to the 90th day after the date the Registration Statement is first filed with the SEC.
In the event that there shall occur a Registration Default, then the Per Share Exercise Price shall be reduced by $0.25 for each full thirty (30) day period for which such Registration Default exists and is continuing unless waived by the holders of Warrants exercisable for a majority of the shares of Stock issuable upon exercise of the then outstanding Warrants issued in the Offering.
5. LOST, STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.
6. TRANSFER.
     a. Owner of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided below.
     b. Transfer of Warrant. The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof, and this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.
7. COVENANTS.
     a. Reservation of Common Stock. The Company covenants that, so long as this Warrant is exercisable, the Company will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of Stock pursuant to the exercise of this Warrant. The Company further covenants that all shares of Stock that shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and nonassessable.
     b. Notice of Certain Events. In the event that:
(i)	the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment pursuant to paragraphs (a), (b) or (c) of Section 4; or

(ii)	the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(iii)	of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(iv)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be mailed to the Holder as promptly as possible but in any event at least five (5) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
8. CASHLESS EXERCISE RIGHTS.
     a. Cashless Exercise Provisions. Notwithstanding anything to the contrary contained herein, if, at any time upon the occurrence and during the continuance of a Registration Default, the sale of all the Warrant Shares is not covered by an effective Registration Statement registering such sale with the SEC (a “Delinquency Period”), then the Holder shall have the right, with respect to any Notice of Exercise of Warrant delivered during such Delinquency Period to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder, without the requirement that the Holder pay any portion of the Exercise Price in cash or other consideration, the number of shares of Stock determined as follows:
          X = Y [(A-B)/A], where:
          X = the number of shares of Stock to be issued to the Holder upon exercise.
          Y = the number of shares of Stock with respect to which this Warrant is being exercised.
          A = the arithmetic average of the VWAP of the Stock for the five Trading Days immediately prior to (but not including) the Exercise Date.
          B = the Exercise Price.
     b. Certain Definitions. For purposes of this Section 8, the following definitions shall apply:

(i)	“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

(ii)	“Trading Day” means (a) any day on which the Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

(iii)	“Trading Market” means the Nasdaq Global Market or any other national securities exchange, market or trading or quotation facility on which the Stock is then listed or quoted.

(iv)	“VWAP” means on any particular Trading Day or for any particular period the volume weighted average trading price per share of Stock on such date or for such period on the primary Trading Market as reported by Bloomberg L.P., or any successor performing similar functions.
9. MISCELLANEOUS.
     a. No Rights as Shareholder. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.
     b. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be written in the English language and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective three (3) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed as follow: If to the Company to: at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, Attn: President, facsimile number (610) 940-1676 and if to the Holder to the address shown therefor on the books and records of the Company. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 9, except that any such change of address notice shall not be effective unless and until received.
     c. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.
     d. Amendment. This Warrant and any provision hereof may be amended solely by an instrument in writing signed by the Company and Holder.
     e. Severability. In case any one or more of the provisions of this Warrant shall be determined by a court of competent jurisdiction to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby.
     f. Assignment. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and Holder any legal or equitable right, remedy or cause of action under this Warrant.
     g. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, and the undersigned Holder has executed this Warrant, effective as of the date set forth below.

Dated: __________ __, 2007	BEIJING MED-PHARM CORPORATION

By:

Name:

Title:

NOTICE OF EXERCISE OF WARRANT
To: BEIJING MED-PHARM CORPORATION
The undersigned Holder hereby exercises the right to purchase                      shares of Common Stock, $.001 par value, of Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), and delivers to the Company herewith the Exercise Price.
You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares provided in this Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address set forth below.

Date:

Name of Holder

By:

Address:

Exhibit B-2
Form of Class B Warrant
Beijing med-pharm corporation
Class B warrant for common stock
THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.
Right to purchase                      (                    ) shares (subject to adjustment) of the common stock, $.001 par value (the “Stock”), of BEIJING MED-PHARM CORPORATION, a Delaware corporation (the “Company”).
The Company hereby certifies that, for value received,
[WARRANT HOLDER]
or registered assigns (the “Holder”) is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of                      fully paid and nonassessable shares, subject to adjustment as provided below, of the Stock, on the payment therefor of the exercise price which shall be $12.43 per share (subject to adjustment) (the “Per Share Exercise Price”) multiplied by the number of shares of Stock to be issued (the “Exercise Price”), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.
The Warrant represented hereby is delivered pursuant to and is subject to that certain [Subscription Agreement] accepted by the Company as of                      ___, 2007 by and between the Company and the Holder (the “Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.
1. EXERCISE OF WARRANT. This Warrant shall be exercisable commencing on the date hereof and shall expire at the times specified herein under the heading “EXPIRATION OF WARRANT” (the “Exercise Period”). Subject to the foregoing restrictions, the Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Notice of Exercise appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.
2. EXPIRATION OF WARRANT. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:
(i)	5:00 p.m., Philadelphia local time, on ___, 2012; or

(ii)	a Change of Control (as defined below).
In the event of a proposed Change of Control, the Company shall give the Holder ten (10) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by such date, then this Warrant shall terminate. “Change of Control” shall mean:
(i)	the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity; or

(ii)	a sale of all or substantially all of the assets of the Company.
3. DELIVERY OF STOCK CERTIFICATE UPON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company without provisions), but in no event more than three Business Days (as defined below) after such exercise, the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.
4. ADJUSTMENTS.
     a. Dividends. In the event that a dividend shall be declared upon the Stock of the Company payable in shares of Stock, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend, and the Per Share Exercise Price shall be adjusted by multiplying the Per Share Exercise Price by a fraction (i) the numerator of which is the number of shares of Stock issued and outstanding immediately prior to the payment of such stock dividend and (ii) the denominator of which is the number of shares of Stock issued and outstanding immediately after the payment of such stock dividend.
     b. Reorganizations, Consolidations, Mergers. Except as otherwise set forth herein, in the event that the outstanding shares of Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities that would have been substituted therefor if such shares of Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities and the exercise price shall be proportionately adjusted.
     c. Other Changes. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Stock of the Company or of any stock or other securities into which such Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in good faith, that such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes on this Warrant.

     d. Registration Default (i). The Company and the Holder agree that the Holder will suffer damages if the Company fails to fulfill its obligations pursuant to Section 11 of the Agreement and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to provide liquidated damages to the Investor, in the form of an adjustment to the Per Share Exercise Price, under the following circumstances (each such event a “Registration Default”) if the Registration Statement (as defined in the Agreement):
(ii)	is not filed by the Company on or prior to the 120th day after the Closing Date; or

(iii)	is not declared effective by the Securities and Exchange Commission (“SEC”) on or prior to the 90th day after the date the Registration Statement is first filed with the SEC.
In the event that there shall occur a Registration Default, then the Per Share Exercise Price shall be reduced by $0.25 for each full thirty (30) day period for which such Registration Default exists and is continuing unless waived by the holders of Warrants exercisable for a majority of the shares of Stock issuable upon exercise of the then outstanding Warrants issued in the Offering.
5. LOST, STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.
6. TRANSFER.
     a. Owner of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided below.
     b. Transfer of Warrant. The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof, and this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.
7. COVENANTS.
     a. Reservation of Common Stock. The Company covenants that, so long as this Warrant is exercisable, the Company will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of Stock pursuant to the exercise of this Warrant. The Company further covenants that all shares of Stock that shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and nonassessable
     b. Notice of Certain Events. In the event that:
(i)	the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment pursuant to paragraphs (a), (b) or (c) of Section 4; or

(ii)	the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(iii)	of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(iv)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be mailed to the Holder as promptly as possible but in any event at least five (5) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
8. CASHLESS EXERCISE RIGHTS.
     a. Cashless Exercise Provisions. Notwithstanding anything to the contrary contained herein, if, at any time after the date that is two years after the Closing Date, the sale of all the Warrant Shares is not covered by an effective registration statement registering such sale with the SEC (a “Delinquency Period”), then the Holder shall have the right, with respect to any Notice of Exercise of Warrant delivered during such Delinquency Period to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder, without the requirement that the Holder pay any portion of the Exercise Price in cash or other consideration, the number of shares of Stock determined as follows:
          X = Y [(A-B)/A], where:
          X = the number of shares of Stock to be issued to the Holder upon exercise.
          Y = the number of shares of Stock with respect to which this Warrant is being exercised.
          A = the arithmetic average of the VWAP of the Stock for the five Trading Days immediately prior to (but not including) the Exercise Date.
     B = the Exercise Price.
     b. Certain Definitions. For purposes of this Section 8, the following definitions shall apply:
(i)	“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

(ii)	“Trading Day” means (a) any day on which the Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

(iii)	“Trading Market” means the Nasdaq Global Market or any other national securities exchange, market or trading or quotation facility on which the Stock is then listed or quoted.

(iv)	“VWAP” means on any particular Trading Day or for any particular period the volume weighted average trading price per share of Stock on such date or for such period on the primary Trading Market as reported by Bloomberg L.P., or any successor performing similar functions.
9. MISCELLANEOUS.
     a. No Rights as Shareholder. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.
     b. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be written in the English language and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective three (3) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed as follow: If to the Company to: at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, Attn: President, facsimile number (610) 940-1676 and if to the Holder to the address shown therefor on the books and records of the Company. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 9, except that any such change of address notice shall not be effective unless and until received.
     c. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.
     d. Amendment. This Warrant and any provision hereof may be amended solely by an instrument in writing signed by the Company and Holder.
     e. Severability. In case any one or more of the provisions of this Warrant shall be determined by a court of competent jurisdiction to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby.
     f. Assignment. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and Holder any legal or equitable right, remedy or cause of action under this Warrant.
     g. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, and the undersigned Holder has executed this Warrant, effective as of the date set forth below.

Dated: __, 2007	BEIJING MED-PHARM CORPORATION

By:
Name:
Title:

NOTICE OF EXERCISE OF WARRANT
To:      BEIJING MED-PHARM CORPORATION
The undersigned Holder hereby exercises the right to purchase                      shares of Common Stock, $.001 par value, of Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), and delivers to the Company herewith the Exercise Price.
You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares provided in this Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address set forth below.

Date:

Name of Holder

By:

Address:

PLEDGE AGREEMENT
This PLEDGE AGREEMENT, dated as of November 1, 2007 (the “Agreement”), is by and among Beijing Med-Pharm Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), the Purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”) and Les Baledge, as agent for the Purchasers (in such capacity, together with its successors in such capacity, the “Agent”).
The Company and each of the Purchasers are parties to a Subscription Agreement dated as of October 31, 2007 (as modified and supplemented and in effect from time to time, the “Subscription Agreement”), that provides, subject to the terms and conditions thereof, for the issuance and sale by the Company to each of the Purchasers, severally and not jointly, of Notes and Warrants as more fully described in the Subscription Agreement.
To induce each of the Purchasers to enter into the Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:
1.	Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Subscription Agreement. In addition, as used herein:
     “Collateral” shall have the meaning ascribed thereto in Section 3 hereof.
     “Event of Default” shall have the meaning ascribed thereto in Section 7 of the Notes.
     “Escrow Agent” shall mean Bryn Mawr Trust Company, as escrow agent under the Escrow Agreement.
     “Escrow Agreement” shall mean the Escrow Agreement dated as of November 1, 2007 by and among the Company, the Agent and the Escrow Agent.
     “Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).
     “Permitted Indebtedness” shall mean any future capitalized leases or purchase money indebtedness and the Notes.
     “Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.
     “Secured Obligations” shall mean, collectively, the principal of and interest on and all other amounts due and payable under the Notes issued or issuable (as applicable) by the Company.
     “Stock Collateral” shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.
     “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania assuming applicable financing statements are being duly and properly filed time to time.
2.	Representations and Warranties. The Company represents and warrants to each of the Purchasers that:

a.	the Company is, or as and when additional Collateral is later acquired the Company will be, the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of each of the Purchasers created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral assuming applicable financing statements are been duly and properly filed; and

b.	the Pledged Stock is, or as and when acquired by the Company will be, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and none of such Pledged Stock is or will be subject to any contractual restriction, preemptive and similar rights, or any restriction under the charter or by-laws or other governing or organizational documents or agreements of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein).
3.	Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges, grants, assigns, hypothecates and transfers to the Agent on behalf of the Purchasers as hereinafter provided, a security interest in and Lien upon all of the Company’s right, title and interest in the following (all being collectively referred to herein as “Collateral”):
a.	the Company’s direct or indirect ownership interest in 49% of the issued and outstanding shares of capital stock or equity securities of Hong Kong Fly International Health Care Limited, a Hong Kong corporation (“HK Fly”), together with the certificates evidencing the same (the “Initial Pledged Stock”) and, as and to the extent the Company acquires additional shares of capital stock or equity securities of HK Fly, such additional shares directly or indirectly owned by the Company as shall in the aggregate constitute 51% of the then issued and outstanding shares of capital stock of HK Fly , together with the certificates evidencing the same (the “Additional Pledged Stock” and, collectively with the Initial Pledged Stock, the “Pledged Stock”);

b.	other than as contemplated by Sections 4(d)(ii) and 4(d)(iii), all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

c.	without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Subscription Agreement or the Notes, in the event of any consolidation or merger in which HK Fly is not the surviving corporation, the shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger and received by the Company in exchange for the Pledged Stock (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the “Stock Collateral”); and

d.	other than as contemplated by Sections 4(d)(ii) and 4(d)(iii), all proceeds, products and accessions of and to any of the property of the Company described in clauses (a) through (c) above in this Section 3.
4.	Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Agent and each of the Purchasers as follows:
a.	Delivery and Other Perfection. The Company shall:

(i)	as, if and when the Stock Collateral is received by the Company (or on behalf of the Company by its agents or representative), (x) transfer and deliver to the Escrow Agent for maintaining in escrow pursuant to the Escrow Agreement such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) into possession of the Escrow Agent as soon as reasonably practicable but in no event later than ten (10) Business Days (as defined in the Notes) after receipt of such Stock Collateral by the Company, all of which thereafter shall be held by the Escrow Agent, pursuant to the terms of this Agreement and the Escrow Agreement, as part of the Collateral and (y) take such other action as the Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such Stock Collateral; the Company hereby acknowledges and agrees that time shall be of the essence with respect to its obligations under this Section 4(a)(i), and the failure to timely deliver the Stock Collateral into the possession of the Escrow Agent in the time required by clause 4(a)(i)(x) shall be specific breach of this Agreement by the Company; and

(ii)	give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Agent) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce their rights hereunder with respect to such security interest, provided however that this shall not include causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee;
b.	Other Financing Statements and Liens. The Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of each of the Purchasers.

c.	Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

d.	Special Provisions Relating to the Stock Collateral.
(i)	So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Subscription Agreement, the Notes or any other instrument or agreement referred to herein or therein; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 4(d)(i).

(ii)	Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(iii)	If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Subscription Agreement, the Notes or any other agreement relating to such Secured Obligations, all dividends and other distributions on the Stock Collateral shall be paid directly to the Escrow Agent and retained by it as part of the Stock Collateral, subject to the terms of this Agreement and the Escrow Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Escrow Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent or the Escrow Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations) be returned by the Escrow Agent to the Company.
e.	Events of Default, etc. During the period during which an Event of Default shall have occurred and be continuing:
(i)	the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(ii)	subject to the terms of the Escrow Agreement, the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

(iii)	the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(iv)	subject to the terms of the Escrow Agreement, the Agent may, upon 10 Business Days prior written notice to the Company of the time and place and in compliance with applicable law, including, without limitation, the Securities Act of 1933, as amended, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. Subject to the terms of the Escrow Agreement, the Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.
The proceeds of each collection, sale or other disposition under this Section 4(e) shall be applied in accordance with Section 4(i) hereof.
The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales to an unrelated third party in an arm’s length transaction may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.
f.	Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4(e) hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

g.	Removals, etc. Without at least 30 days’ prior written notice to the Agent, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place other than at the address indicated for the Company in Section 21 of the Subscription Agreement or (ii) change its corporate name to any name or the name under which it does business, in each case, other than to BMP Sunstone Corporation, from the name shown on the signature page hereto.

h.	Private Sale. The Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale to an unrelated third party in an arm’s length transaction pursuant to Section 4(e) hereof conducted in a commercially reasonable manner and in compliance with applicable law, including, without limitation, the Securities Act of 1933, as amended. The Company hereby waives any claims against the Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

i.	Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:
(i)	First, to the payment of the costs and expenses of such collection, sale or other realization, including accrued but unpaid fees of the Escrow Agent and reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, and all expenses and advances made or incurred by the Agent in connection therewith;

(ii)	Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Purchasers; and

(iii)	Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.
j.	Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Purchasers shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

k.	Perfection. The Company shall file or deliver to Agent for filing such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement.

l.	Termination. When all Secured Obligations shall have been paid in full under the Notes, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company. The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

m.	Expenses. The Company agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof. The Company shall pay the fees of the Escrow Agent under the Escrow Agreement.

n.	Further Assurances. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

o.	Indemnity. Each of the Purchasers hereby jointly and severally covenants and agrees to reimburse, indemnify and hold the Escrow Agent and the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any bad faith or willful misconduct by the Escrow Agent or the Agent, respectively, arising out of or incident to this Agreement or the administration of the Escrow Agent’s duties under the Escrow Agreement and the Agent’s duties hereunder, respectively, or resulting from its actions or inactions as Escrow Agent or Agent, respectively.

p.	Borrowing of Pledged Stock Certificates. The Agent and the Purchasers hereby agree that upon receipt by Escrow Agent and the Agent from the Company of an affidavit (a “Borrowing Notice”) that the Company is required to provide the certificates representing the Pledged Shares either (i) for review by the auditors of the Company and/or HK Fly, (ii) in connection with the purchase by the Company of additional shares of common stock of HK Fly or (iii) as required by law or regulatory authority, which affidavit shall contain an undertaking for the specific benefit of the Agent and the Purchasers to return the certificates representing the Pledged Shares to Escrow Agent as soon as reasonably practicable but in no event more than fifteen (15) Business Days after receipt of such certificates from Escrow Agent, Escrow Agent shall (A) provide a copy of such Borrowing Notice to the Agent by facsimile and overnight courier as provided in Section 21 of the Subscription Agreement within one (1) Business Day of receipt of such Borrowing Notice and (ii) deliver to the Company the certificates representing the Pledged Shares to the Company on the fifth (5th) Business Day after the date Escrow Agent receives such Borrowing Notice, or sooner as agreed to by the Agent in writing. The Company hereby convenants to cause the certificates representing the Pledged Shares to be returned to the Escrow Agent not later than the fifteenth (15th) Business Day after the receipt thereof by the Company
5.	Miscellaneous.
a.	No Waiver. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

b.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

c.	Notices. All notices, requests, consents and demands hereunder shall be in writing and facsimile (facsimile confirmation required) or delivered to the intended recipient at its address or facsimile number specified pursuant to Section 21 of the Subscription Agreement and shall be deemed to have been given at the times specified in said Section 21.

d.	Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent. Any such amendment or waiver shall be binding upon each of the Purchasers and the Company.

e.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and each of the Purchasers (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

f.	Counterparts. This Agreement may be executed in any number of counterparts (delivery of which can occur by facsimile or as a “pdf” or similar attachment to an electronic communication), all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

g.	Agent. Each Purchaser agrees to appoint Les Baledge as its Agent for purposes of this Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

h.	Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Purchasers in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.

COMPANY:	BEIJING MED-PHARM CORPORATION
By:
Name:
Title:

AGENT:
Les Baledge

[PLEDGE AGREEMENT SIGNATURE PAGE]

PURCHASER:

By:
Name:
Title:

Exhibit D
Representations and Warranties of the Company
The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date, and agrees with the Investor, as follows:
          a. Due Incorporation. The Company has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission and is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect upon, the general affairs, business, operations, properties, financial condition or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement and the Subscription Agreements, including the issuance and sale of the Securities (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).
          b. Subsidiaries. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) other than Beijing Medpharm Co. Ltd., Beijing Wanwei Pharmaceutical Co., Ltd. and Beijing Med-Pharm Hong Kong Company Ltd. (each, a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission. All of the issued and outstanding capital stock (or similar equity interests) of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and, except as described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, are owned by the Company, directly or through Subsidiaries, free from liens, encumbrances and defects.
          c. Due Authorization and Enforceability. The Company has the full right, power and authority to enter into this Agreement, each of the Subscription Agreements and the Escrow Agreement, and to perform and discharge its obligations hereunder and thereunder; and each of this Agreement, the Escrow Agreement and each Subscription Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
          d. The Securities. The issuance of the Securities has been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Subscription Agreements, will have been duly and validly issued and will be fully paid and nonassessable. Except as otherwise stated in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, there are no statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company, which have not been waived or complied with and will conform in all material respects to the description thereof contained in the Company’s periodic reports and other information filed with the Securities and Exchange Commission.
          e. Capitalization. As of October 26, 2007, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, par value $.001 per share, of which 30,494,290 shares are issued and outstanding, 2,876,147 shares are reserved for issuance upon exercise of stock options outstanding under the Company’s employee and director stock option plans, 2,057,000 shares are reserved for grants of rights to purchase under the Company’s stock option plans, and 1,938,341 shares are reserved for issuance under warrants;

and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the prospectus under the caption “Description of common stock” (and any similar sections or information, if any, contained in the Company’s periodic reports and other information filed with the Securities and Exchange Commission). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.
          f. No Conflict. The execution, delivery and performance by the Company of this Agreement, the Subscription Agreements and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale by the Company of the Securities, will not (i) conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instrument, as applicable) of the Company or any Subsidiary, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their properties or assets, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          g. No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby or thereby other than (i) as may be required under the Securities Act or the Exchange Act, (ii) any necessary qualification of the Securities under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Placement Agent, (iii) under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) or (iv) The Nasdaq Global Market in connection with the distribution of the Securities by the Placement Agent.
          h. Registration Rights. Except pursuant to the transactions contemplated by this Agreement, as described in the due diligence materials provided by the Company to the Placement Agent or as otherwise described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company to register any securities with the Commission.
          i. Independent Accountants. Grant Thornton, Hong Kong, are independent public accountants with respect to the Company as required by the Securities Act, and the applicable published Securities

Act Rules and Regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”).
          j. Commission Reports. Since June 30, 2004, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “Exchange Act Filings”). As of their respective dates, the Exchange Act Filings complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the Securities Act Rules and Regulations or rules and regulations of the Commission promulgated under the Exchange Act (the “Exchange Act Rules and Regulations”), as the case may be, applicable to the Exchange Act Filings.
          k. Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2006 and Form 10-Q for the fiscal quarter ending June 30, 2007, as each may have been amended from time to time, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and the Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments).
          l. Absence of Material Changes. Subsequent to June 30, 2007, and except as may be otherwise stated in this Agreement or in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, (i) there has not been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof) or long-term debt of the Company or any of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) there has not been any material adverse change or development that would result in a material adverse change in or affecting the general affairs, business, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”); and (iii) neither the Company nor any of its Subsidiaries have entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole.
          m. Legal Proceedings. There are no legal or governmental actions, suits, claims or proceedings pending to which the Company or any Subsidiary is or would be a party or of which any of their respective properties is or would be subject at law or in equity, which are required to be described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or any Subsidiary, would reasonably be likely to result in a Material Adverse Change. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          n. No Violation. Neither the Company nor any Subsidiary is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.
          o. Permits. The Company and each Subsidiary has made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission (collectively, “Permits”), except for such Permits which the failure to obtain would not have a Material Adverse Effect (the “Immaterial Permits”), and is in compliance with the terms and conditions of all such Permits other than the Immaterial Permits (the “Required Permits”) except for such failure to comply that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any proceedings relating to revocation or modification of, any such Required Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
          p. Not an Investment Company. Neither the Company nor any Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Term Sheet, neither the Company nor any Subsidiary will an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.
          q. No Price Stabilization. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          r. Good Title to Property. The Company and each Subsidiary has good and valid title to all property (whether real or personal) described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission or those that would not have a Material Adverse Effect. All of the property described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that would not have a Material Adverse Effect or do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.
          s. Intellectual Property Rights. Except as set forth in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, the Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission except where the failure to own or possess the right to use would not have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing except for those that would not have a Material Adverse Effect. The Intellectual Property licenses described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company and each Subsidiary has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission except for such breaches or asserted or threatened claims of breach that would not have a Material Adverse Effect, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. To the knowledge of the Company, the Company’s and each Subsidiary’s businesses as now conducted and as proposed to be conducted as set forth in the Company’s periodic reports and other information filed with the Securities and Exchange Commission do not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. The Company has not received written notice of any material claim against the Company or any Subsidiary alleging the infringement by the Company or any of its Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. The Company and each Subsidiary has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company and the Subsidiaries (the “Company Patent Applications”). To the knowledge of the Company, the Company and each Subsidiary has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information that would preclude the Company, or as applicable, any Subsidiary, from having clear title to the Company Patent Applications.
          t. No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.
          u. Taxes. The Company and each Subsidiary (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided.
          v. ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirements under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any Subsidiary, which could, singularly or in the aggregate, have a Material Adverse Effect.
          w. Compliance with Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of the environment which are applicable to their businesses (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (i), (ii) and (ii) of this subsection (ff) as would not, individually or in the aggregate, have a Material Adverse Effect.
          x. Insurance. The Company and each Subsidiary maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          y. Accounting Controls. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the due diligence materials provided by the Company to the Placement Agent or as set forth in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, since January 1, 2006, (i) Grant Thornton, Hong Kong has not identified any material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.
          z. Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15e and 15d-15e under the Exchange Act) that (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company’s last fiscal quarter; and (iii) are effective to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weakness.
          aa. Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Securities Act Rules and Regulations to be described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, which is not described or filed as required. The contracts described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company in accordance with the terms thereof and are in full force and effect on the date hereof.
          bb. No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the Company’s periodic reports and other information filed with the Securities and Exchange Commission and which has not been so described.

          cc. Brokers Fees. Except as described in the due diligence materials provided by the Company to the Placement Agent or as disclosed in the Company’s periodic reports and other information filed with the Securities and Exchange Commission, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company, the Subsidiaries or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities.
          dd. Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Company’s periodic reports and other information filed with the Securities and Exchange Commission has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          ee. Nasdaq; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The Nasdaq Global Market, and the Company has taken no action designed to terminate, or any action reasonably likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for the maintenance of inclusion of the Common Stock on The Nasdaq Global Market. The Company has filed an application to include the Shares on The Nasdaq Global Market.
          ff. Sarbanes-Oxley Act. The Company, and to its knowledge, all of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002, as amended and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
          gg. Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, during the last five years, while acting on behalf of the Company or on behalf of the Company’s Subsidiaries after the Subsidiary was acquired by the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          hh. Currency and Foreign Transactions. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except where a failure to comply with such requirements, statutes, rules, regulations or guidelines could not reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
          ii. No Sanctioned Employees. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          jj. NASD Affiliations. Except as described in the due diligence materials provided by the Company to the Placement Agent, neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(e)(e) of the By-laws of the NASD) of, any member firm of the NASD.
          kk. Trading Market . Assuming the accuracy of the representations of the Investors in the Subscription Agreements, no approval of the shareholders of the Company under the rules and regulations of any trading market (including Rule 4350 of The Nasdaq Global Marketplace Rules) is required for the Company to issue and deliver to the Investors the Securities.